EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of Vine Hill Capital Investment Corp. is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: October 15, 2025

HARRADEN CIRCLE INVESTMENTS, LLC

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE INVESTORS GP, LP

By: HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE INVESTORS, LP

By: HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By: HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE SPECIAL OPPORTUNITIES, LP

By: HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By: HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE STRATEGIC INVESTMENTS, LP

By: HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By: HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

HARRADEN CIRCLE CONCENTRATED, LP

By: HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By: HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By: /s/ Frederick V. Fortmiller, Jr. Title: Managing Member

FREDERICK V. FORTMILLER, JR.

/s/ Frederick V. Fortmiller, Jr.